Exhibit 99.1

HireQuest, Inc. Appoints Steven Crane as Chief Financial Officer

GOOSE CREEK, South Carolina – November 13, 2023 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of direct dispatch, executive search, and commercial staffing services, today announced the appointment of Steven Crane as Chief Financial Officer. In his new role, Mr. Crane will oversee all aspects of HireQuest’s finance and accounting organization and play a key role in developing and implementing the Company’s strategic initiatives. Mr. Crane will succeed the current CFO, David Burnett.

Mr. Crane is a finance professional with more than 20 years of financial management and leadership experience. Most recently, he founded and served as Managing Partner of TouchPoint Search, LLC, a consulting and recruiting business focused on filling finance and accounting related positions, as well as providing interim finance and accounting services. Mr. Crane also has previous public company experience as Chief Financial Officer of Interactive Data Corporation (NYSE: IDC), and ModusLink Global Solutions (Nasdaq: MLNK). During his time as Chief Financial Officer of Interactive Data Corporation, the company’s market cap grew from $250 million to $2.5 billion, and he oversaw the successful acquisition of seven strategic targets totaling over $300 million in purchase price. As Chief Financial Officer of ModusLink Global Solutions, Mr. Crane oversaw three strategic acquisitions totaling $90 million in purchase price and streamlined reporting and accounting functions that lowered costs by $3 million. Mr. Crane also served on the board of Pulse Electronics Corporation (Nasdaq: PULS) where he was chairman of the audit and compensation committees. He received his B.S. in Mechanical Engineering from Tulane University and a Master’s in International Management from the Thunderbird School of International Management.

Richard Hermanns, Chief Executive Officer of HireQuest, commented, “We’re pleased to welcome Steve to the HireQuest team and look forward to leveraging his extensive experience as a financial professional operating in fast paced and dynamic business environments. Steve’s experience in the staffing industry and with M&A fits perfectly with our business operations and strategy, and we believe his track record of driving growth while minimizing cost will be a significant addition to our already strong management team. Steve’s background provides a unique and valuable skillset to HireQuest, and we look forward to benefiting from his business acumen as we continue to drive growth and value for our shareholders. I would also like to take the time to extend the Company’s sincere thank you to David Burnett for his time as Chief Financial Officer of HireQuest, and we wish him the very best in his future professional endeavors.”

Steve Crane commented, “I’m excited to be joining the HireQuest team. As an industry leader leveraging the franchise business model, HireQuest is in a unique position to perform in both favorable and unfavorable economic environments, and their proven M&A strategy further expands the Company’s growth opportunities. I look forward to applying my industry and financial experience to help drive value across the business.”

About HireQuest

HireQuest, Inc. is a nationwide franchisor of direct dispatch, executive search, and commercial staffing solutions for HireQuest Direct, HireQuest, Snelling, HireQuest Health, DriverQuest, TradeCorp, MRINetwork, SearchPath Global, and Northbound Executive Search franchised offices across the United States. Through its national network of over 400 franchisee-owned offices across the United States, HireQuest provides employment for approximately 81,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, clerical, medical, travel, financial services, and event services. For more information, visit www.hirequest.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company's officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to M&A and business operations strategy; future economic conditions; future revenue or sales and the growth thereof; costs; operating results; or the anticipated benefits of acquisitions. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods. While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. The company cannot assure you that these expectations will occur, and its actual results may be significantly different because of various risks and uncertainties discussed in the "Risk Factors" section and elsewhere in the company's most recent Annual Report on Form 10-K and subsequent filings with the SEC. Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Company Contact:

HireQuest, Inc.

David Hartley, Vice President of Corporate Development

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com